Exhibit (p)(1)

PFM MULTI-MANAGER SERIES TRUST

(the “Trust”)

Code of Ethics for the Trust

I.	DEFINITIONS

1.	“Access Person” shall have the same meaning as that set forth in Rule 17j-1(a)(1) of the Investment Company Act of 1940, as amended (the “1940 Act”).

2.	“Adviser” shall mean PFM Asset Management LLC (“PFM” or the “Adviser”). For purposes of this policy, any reference to Adviser may include reference to any sub-adviser for that Fund.

3.	“Adviser Access Person” shall mean a supervised person, as defined in the Investment Advisers Act of 1940, as amended, (i) who has access to nonpublic information regarding the purchase or sale of the Trust’s securities, or nonpublic information regarding the portfolio holdings of the Trust, or (ii) is involved in making securities recommendations to the Trust, or who has access to such recommendations that are nonpublic. All directors, officers and partners of PFM, shall be considered Adviser Access Persons so long as PFM provides investment advice as its primary business. For the purposes of this Code, an Adviser Access Person does not include any person who is subject to securities transaction reporting requirements of the Adviser’s Code of Ethics or any Sub-Adviser’s Code of Ethics, as applicable, which contains provisions that are substantially similar, including reporting obligations, to those in this Code and which are in compliance with Rule 17j-1 of the 1940 Act. In addition, an Adviser Access Person may refer to an employee, director and officer of a sub-adviser.

4.	“Adviser’s Code of Ethics” shall mean the Code of Ethics of PFM with respect to personal securities transactions.

5.	“Beneficial Ownership” shall be interpreted in the manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

6.	A Security is being “considered for purchase or sale” by a Fund when a recommendation to purchase or sell such security has been made and communicated and, with respect to the person making the recommendations when such person seriously considers making such a recommendation.

1

7.	“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Generally it means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

8.	“Compliance Officer” shall mean (i) with respect to the Adviser, a person designated by the Adviser to receive reports and take certain actions, as provided in the Adviser’s Code of Ethics or Sub-Adviser’s Code of Ethics, as applicable, and (ii) with respect to the Trust, a person designated by the Trust to receive reports and take certain actions, as provided in this Code of Ethics.

9.	“Fund” or “Funds” shall mean the portfolio series of a Trust.

10.	“Interested Person” shall have the meaning as considered in Section 2(a)(19) of the 1940 Act.

11.	“Independent Trustee” shall mean any trustee of the Trust who is not an Interested Person of the Trust.

12.	“Investment Company Access Person” shall mean a trustee, officer or advisory person, as defined in Rule 17j-1(a)(2), of the Trust other than an Independent Trustee or an Adviser Access Person.

13.	“Investment Personnel” shall mean the portfolio managers and other employees of the Trust, the Adviser or a Sub-Adviser who participate in making investment recommendations to the Trust, and persons in a control relationship to the Trust who obtain information about investment recommendations made to the Trust.

14.	“Purchase” or “sale” of a Security includes, among other things, any option to purchase or sell a Security, and any security convertible into or exchangeable for a Security.

15.	“Security” shall have the same meanings as that set forth in Section 2(a)(36) of the 1940 Act (generally, all securities) and shall include exchange traded funds and securities that operate in a substantially similar manner as traditional exchange traded funds except that it shall not include securities issued by the Government of the United States or an agency or instrumentality thereof (including all short-term debt securities which are “government securities” within the meaning of Section 2(a)(16) of the 1940 Act), bankers’ acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies.

16.	“Sub-Adviser’s Code of Ethics” shall mean the Code of Ethics of a sub-adviser with respect to personal securities transactions.

2

17.	“Trust” means the PFM Multi-Manager Series Trust.

II.	CODE OF PROVISIONS APPLICABLE TO ALL ACCESS PERSONS

No Access Person of the Trust, in connection with the purchase or sale, directly or indirectly, by such Access Person of a Security held or to be acquired by the Trust (within the meaning of Rule 17j-1(a)(10), shall:

1.	Employ any device, scheme or artifice to defraud the Trust;

2.	Make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

3.	Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust; or

4.	Engage in any manipulative practice with respect to the Trust.

III.	CODE PROVISIONS APPLICABLE ONLY TO ADVISER ACCESS PERSONS

1.       Code of Ethics. The provisions of the Adviser’s Code of Ethics and any Sub-Adviser’s Code of Ethics are hereby adopted as the Code of Ethics of the Trust applicable to Adviser Access Persons. A violation of the Adviser’s or Sub-Adviser’s Code of Ethics by any Adviser Access Person shall also constitute a violation of this Code of Ethics. Additionally, this Code of Ethics covers the conduct (including the personal securities transactions) of each officer and Trustee of the Trust, as well as of any employees of the Trust who participate in the selection of the Trust's portfolio securities or who have access to information regarding the Trust's impending purchases and sales of portfolio securities.

2.       Reports. Adviser Access Person shall file the reports required by the Adviser’s Code of Ethics and any Sub-Adviser’s Code of Ethics, as applicable. Such filings shall be deemed to be filings with the Trust under this Code of Ethics, and shall at all times be available to the Trust.

3.       Annual Issues and Certification Report. At periodic intervals established by the Board, but no less frequently than annually, each Adviser and Sub-Adviser shall report to the Board with respect to the administration and enforcement of its Code of Ethics. Such report shall include a certification that such Code of Ethics is being appropriately administered and enforced in accordance with the terms thereof. Such report shall include information with respect to any violations of such Code of Ethics that could potentially affect the Fund as well as the action taken with respect to any such violation.

3

IV.	CODE PROVISIONS APPLICABLE ONLY TO INDEPENDENT TRUSTEES OF THE TRUST

1.     Prohibited Purchases and Sales. No Independent Trustee of the Trust shall purchase or sell, directly or indirectly, any Security in which such Independent Trustee has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which to such Independent Trustee’s actual knowledge at the time of such purchase or sale:

(a)	is being considered for purchase or sale by a Fund; or

(b)	is being purchased or sold by a Fund.

2.	Exempted Transactions. The prohibitions of Section IV.1 of this Code shall not apply to:

(a)	purchases or sales effected in any account over which the Independent Trustee has no direct or indirect influence or control;

(b)	purchases or sales which are non-volitional on the part of the Independent Trustee of the Trust;

(c)	purchases or sales which are part of an automatic dividend reinvestment plan;

(d)	purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

(e)	sales of securities held in a margin account to the extent necessary in order to meet margin requirements;

(f)	purchases or sales other than those exempted in (a) through (e) above, (i) which will not cause the Independent Trustee to gain improperly a personal profit as a result of such Independent Trustee’s relationship with the Trust, or (ii) which are only remotely potentially harmful to a Fund because the proposed transaction would be unlikely to affect a highly institutional market, or (iii) which, because of the circumstances of the proposed transaction, are not related economically to the Securities purchased or sold or to be purchased or sold by a Fund, and in each case which are previously approved by the Compliance Officer of the Trust, which approval shall be confirmed in writing.

3.	Reporting.

(a)       Whether or not one of the exemptions listed in Section IV.2 hereof applies, each Independent Trustee of the Trust shall file with the Compliance Officer of the Trust a written report containing the information described in Section IV.3(b) of this Code with respect to each transaction in any Security in which such Independent Trustee has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership, if such Independent Trustee, at the time the transaction was entered into, actually knew, or in the ordinary course of fulfilling official duties as a trustee of the Trust should have known, that during the 15-day period immediately preceding or after the date of that transaction:

4

(i)	such Security was or is to be purchased or sold by a Fund, or

(ii)	such Security was or is being considered for purchase or sale by a Fund;

provided, however, that such Independent Trustee shall not be required to make a report with respect to any transaction effected for any account over which such Independent Trustee does not have any direct or indirect influence or control. Each such report shall be deemed to be filed with the Trust for purposes of this Code, and may contain a statement that the report shall not be construed as an admission by the Independent Trustee that such Independent Trustee has any direct or indirect Beneficial Ownership in the Security to which the report relates;

(b)       Such report shall be made not later than 30 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

(i)	the date of the transaction, exchange ticker symbol or CUSIP number (if applicable), the title of and the number of shares, interest rate and maturity (if applicable) and the principal amount of each Security involved;

(ii)	the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(iii)	the price at which the transaction was effected; and

(iv)	the name of the broker, dealer or bank with or through whom the transaction was effected.

Any report concerning a purchase or sale prohibited under Section IV.1 hereof with respect to which the Independent Trustee relies upon one of the exemptions provided in Section IV.2 shall contain a brief statement of the exemption relied upon and the circumstances of the transaction.

4.     Review. The Compliance Officer of the Trust shall review or supervise the review of the personal securities transactions reported pursuant to Section IV.3 As part of that review, each such reported securities transaction shall be compared against completed and contemplated portfolio transactions of the Trust to determine whether a violation of this Code may have occurred. If the Compliance Officer of the Trust determined that a violation may have occurred, the Compliance Officer of the Trust shall submit the pertinent information regarding the transaction to the trustees of the Trust. The trustees shall evaluate whether a material violation of this Code has occurred, taking into account all the exemptions provided under Section IV.2. Before making any determination that a violation has occurred, the trustees shall give the person involved an opportunity to supply additional information regarding the transaction in question and shall consult with counsel for the Independent Trustee whose transaction is in question.

5

5.     Sanctions. If the trustees of the Trust determine that a material violation of this Code has occurred, the trustees may take such action and impose such sanctions as said trustees deem appropriate.

V.	CODE PROVISIONS APPLICABLE ONLY TO INVESTMENT COMPANY ACCESS PERSON

1.     Prohibited Purchases and Sales. No Investment Company Access Person shall purchase or sell, directly or indirectly, any Security in which such Investment Company Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which to such Investment Company Access Person’s actual knowledge as the time of such purchase or sale:

(a)	is being considered for purchase or sale by a Fund; or

(b)	is being purchased or sold by a Fund.

2.	Exempted Transactions. The prohibitions of Section V.1 of this Code shall not apply to:

(a)	purchases or sales effected in any account over which the Investment Company Access Person has no direct or indirect influence or control;

(b)	purchases or sales which are non-volitional on the part of the Investment Company Access Person;

(c)	purchases or sales which are part of an automatic dividend reinvestment plan;

(d)	purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

6

(e)	sales of securities held in a margin account to the extent necessary in order to meet margin requirements;

(f)	purchases or sales other than those exempted in (a) through (e) above, (i) which will not cause the Investment Company Access Person to gain improperly a personal profit as a result of such Investment Company Access Person’s relationship with the Trust, or (ii) which are only remotely potentially harmful to a Fund because the proposed transaction would be unlikely to affect a highly institutional market, or (iii) which, because of the circumstances of the proposed transaction, are not related economically to the Securities purchased or sold or to be purchased or sold by a Fund, and in each case which are previously approved by the Compliance Officer of the Trust, which approval shall be confirmed in writing.

3.	Reporting.

(a)	Whether or not one of the exemptions listed in Section V.2 hereof applies, each Investment Company Access Person shall file with the Compliance Officer of the Trust:

(b)	Within 10 days of becoming an Investment Company Access Person, an initial holdings report which must include information current as of a date no more than 45 days from the date of becoming an Investment Company Access Person. Such report shall contain the title of, the number of shares of, and the principal amount of each security beneficially owned by the Investment Company Access Person and the name of the broker with which the account is maintained;

(c)	An annual holdings report which updates the information provided in the initial holdings report which must include information current as of a date no more than 45 days from the date of the end of the calendar year;

(d)	A quarterly transaction report containing the information described in below with respect to each transaction in any Security in which such Investment Company Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership; provided, however, that such Investment Company Access Person shall not be required to make a report with respect to any transaction effected for any account over which such Investment Company Access Person does not have any direct or indirect influence or control. Each such report shall be deemed to be filed with the Trust for purposes of this Code, and may contain a statement that the report shall not be construed as an admission by the Investment Company Access Person has any direct or indirect Beneficial Ownership in the Security to which the report relates. Such report shall be made not later than 30 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

7

(i)       the date of the transaction, the exchange ticker symbol or CUSIP number (if applicable), the title of and the number of shares, interest rate and maturity (if applicable), and the principal amount of each Security involved;

(ii)      the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(iii)     the price at which the transaction was effected;

(iv)     the name of the broker, dealer or bank with or through whom the transaction was effected; and

(v)      date of submission of the report.

Any report concerning a purchase or sale prohibited under Section V.1 hereof with respect to which the Investment Company Access Person relies upon one of the exemptions provided in Section V.2 shall contain a brief statement of the exemption relied upon and the circumstances of the transaction.

4.      Review. The Compliance Officer of the Trust shall review or supervise the review of the personal securities transactions reported pursuant to Section V.3. As part of that review, each such reported securities transaction shall be compared against completed and contemplated portfolio transactions of the Trust to determine whether a violation of this Code may have occurred. If the Compliance Officer of the Trust determined that a violation may have occurred, the Compliance Officer of the Trust shall submit the pertinent information regarding the transaction to the trustees of the Trust. The trustees shall evaluate whether a material violation of this Code has occurred, taking into account all the exemptions provided under Section V.2. Before making any determination that a violation has occurred, the trustees shall give the person involved an opportunity to supply additional information regarding the transaction in question and shall consult with counsel for the Investment Company Access Person whose transaction is in question.

6.      Sanctions. If the trustees of the Trust determine that a material violation of this Code has occurred, the trustees may take such action and impose such sanctions as said trustees deem appropriate.

7.      Annual Issues and Certification Report. At periodic intervals established by the trustees of the Trust, but no less frequently than annually, the Compliance Officer shall provide a written report to the trustees of the Trust of all issues raised by Access Persons of the Code of Ethics during such period, including but not limited to, information about material code or procedure violations and sanctions imposed in response to those material violations. Additionally, the Compliance Officer will provide the trustees of the Trust a written certification which certifies to the trustees of the Trust that the Trust has adopted procedures reasonably necessary to prevent its Access Persons from violating its code of ethics.

8

VI.       CODE PROVISIONS APPLICABLE ONLY TO INVESTMENT PERSONNEL

Investments in IPOs and Private Placements. In addition to the applicable provisions for Investment Company Access Persons and Adviser Access Person noted above, Investment Personnel must pre-clear all investments in IPOs and Private Placements with the Compliance Officer.

VII.       MISCELLANEOUS PROVISIONS

1.     Amendment or Revision of Adviser’s or Sub-Adviser’s Code of Ethics. Any amendment or revision of the Adviser’s Code of Ethics or the Sub-Adviser’s Code of Ethics shall be deemed to be an amendment or revision of Section III.1 of this Code, and such amendment or revision shall be promptly furnished to the Independent Trustees of the Trust.

2.     Records. The Trust shall maintain records in the manner and to the extent set forth below, which records may be maintained electronically under the conditions described in Rule 31a-2(f)(1) under the 1940 Act and shall be available for examination by representatives of the Securities and Exchange Commission:

(a)	A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

(b)	A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

(c)	A copy of each report made pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

(d)	A list of persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place; and

(e)	A record of all IPO and private placement investments permitted and the reasons therefore.

9

3.      Confidentiality. All reports of securities transactions and any other information filed with the Trust or furnished to any person pursuant to this Code shall be treated as confidential, but are subject to review as provided herein and by representatives of the Securities and Exchange Commission.

4.      Interpretation of Provisions. The trustees of the Trust may from time to time adopt such interpretation of this Code as they deem appropriate.

5.      Effect of Violation of this Code. In adopting Rule 17j-1, the Securities and Exchange Commission specifically noted in Investment Company Act Release No. 11421 that a violation of any provision of a particular code of ethics, such as this Code, would not be considered a per se unlawful act prohibited by the general anti-fraud provisions of the Rule. In adopting this Code of Ethics, it is not intended that a violation of this Code is or should be considered to be a violation of Rule 17j-1.

6.      Annual Certification. Each Access Person will be required to certify annually that he/she has read and understood the provisions of this Code and will abide by them. Each Access Person will further certify that he/she has disclosed or reported all personal securities transactions required to be reported under the Code. A copy of the certification form is attached to this Code as Exhibit A.

Adopted: November 22, 2017

10

Exhibit A

PFM multi-manager SERIES TRUST

ANNUAL CERTIFICATION FORM

This is to certify that I have read and understand the Code of Ethics of PFM Multi-Manager Series Trust adopted November 22, 2017, and that I recognize that I am subject to the provisions thereof and will comply with its provisions.

This is to further certify that I have complied with the requirements of the Code of Ethics and that I have reported all personal securities transactions, holdings and securities accounts required to be disclosed or reported pursuant to the Code of Ethics.

Please sign your name here:

Please print your name here:

Please date here:

11

Appendix A

PFM multi-manager SERIES TRUST

INITIAL REPORT OF SECURITIES HOLDINGS AND ACCOUNTS

Date on which I become an Access Person __________________

Amount and Title of Security:	Name of Broker Dealer or Bank	Check Type of Account
		Pers. Fiduciary	Immediate Fam.

The above is a record of (i) every Security in which I had any direct or indirect Beneficial Ownership on the date I became an Access Person as more fully described in the Trust’s Code of Ethics; and (ii) the name of each broker, dealer or bank with whom I maintained an account in which any Securities were held for my direct or indirect benefit as of the date I became an Access Person.

Date:____________________ Signature:___________________________________

Note 1.	This report shall not be construed as an admission by me that I have any direct or indirect Beneficial Ownership in the Securities reported, which have been marked by me with an asterisk(*). Such Securities holdings are reported solely to meet the standards imposed by Rule 17j-1 under the Investment Company Act of 1940.

Note 2.	Copies of brokerage statements are attached to this signed report in lieu of the above.

Note 3.	Report must be submitted within 10 days after becoming an Access Person. The information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person.

12

Appendix B

PFM multi-manager SERIES TRUST

ANNUAL REPORT OF SECURITIES HOLDINGS AND ACCOUNTS

For Calendar Year Ending December 31, 20__

Amount and Title of Security:	Name of Broker Dealer or Bank	Check Type of Account
		Pers. Fiduciary	Immediate Fam.

The above is a record of (i) every Security in which I had any direct or indirect Beneficial Ownership on the above calendar year end date as more fully described in the Trust’s Code of Ethics; and (ii) the name of each broker, dealer or bank with whom I maintained an account in which any Securities were held for my direct or indirect benefit.

Date:__________________ Signature:_________________________________________

Note 1.	This report shall not be construed as an admission by me that I have any direct or indirect Beneficial Ownership in the Securities reported, which have been marked by me with an asterisk(*). Such Securities holdings are reported solely to meet the standards imposed by Rule 17j-1 under the Investment Company Act of 1940.

Note 2.	Copies of brokerage statements are attached to this signed report in lieu of the above.

Note 3.	Report must be submitted within 45 days after the calendar year end.

13

Appendix C

PFM multi-manager SERIES TRUST

QUARTERLY REPORT OF SECURITIES TRANSACTIONS AND ACCOUNTS

For Calendar Quarter Ending ____________________

Amount and Title of Security:	Date Bought Sold	Price	Name of Broker Dealer or Bank		Check Type of Account	Approved by:
				Pers.	Immediate Family	(if applicable)
Fiduciary

The above is a record of (i) every transaction during the quarter in a Security in which I had or by reason of which I acquired any direct or indirect Beneficial Ownership as more fully described in the Trust’s Code of Ethics; and (ii) each account established by me with a broker, dealer or bank in which any Securities were held during the quarter for my direct or indirect benefit.

Date:__________________ Signature:_________________________________________

Note 1.	If the transaction is other than a sale or purchase, please explain the transaction below.

Note 2.	In the case of debt securities, include principal amount, interest rate and maturity date.

Note 3.	This report shall not be construed as an admission by me that I have acquired any direct or indirect Beneficial Ownership in the Securities involved in the transaction reported, which have been marked by me with an asterisk(*). Such transactions are reported solely to meet the standards imposed by Rule 17j-1 under the Investment Company Act of 1940.

Note 4.	Copies of brokerage statements are attached to this signed report in lieu of the above.

Note 5.	Report must be submitted within 30 days after the end of the calendar quarter.

14